Exhibit 10.5

DEBT SATISFACTION AGREEMENT (“AGREEMENT”) ENTERED INTO BY AND BETWEEN ENTEST BIOMEDICAL, INC. (“DEBTOR”) AND SHERMAN FAMILY TRUST (“CREDITOR”) DATEDvMAY 25, 2017.

WHEREAS, As of MAY 25, 2017 , DEBTOR is indebted to CREDITOR in the principal amount of $199,000.

WHEREAS DEBTOR wishes to accept equity securities of CREDITOR in satisfaction of $199,000 of the total principal debt due to DEBTOR from CREDITOR (“Settlement Debt”)

THEREFORE, It is agreed as follows:

1.	STOCK IN SATISFACTION OF SETTLEMENT DEBT. On or before , May 31 2017 CREDITOR will issue to DEBTOR 199,000 newly issued shares of the CREDITOR’s Non Voting Convertible Preferred Stock in full satisfaction of the Settlement Debt.
2.	ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior agreements of the parties with respect to the subject matter hereof. It may be changed only by an agreement in writing signed by a party against whom enforcement of any waiver, change, modification, extension or discharge is sought.
3.	GOVERNING LAW AND VENUE. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in California for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Creditor: Sherman Family Trust	Debtor: Entest Biomadical, Inc.
By: /s/Timothy G. Foat	By:/s/ David Koos
Its: Trustee	Its: Chairman and CEO
Date: May 25, 2017	Date: May 25, 2017